Sub-Item 77Q1:	Exhibits

Exhibit
Number  	Description

(b)(1)	     	Changes to investment policies with respect to Artisan
		International Value Fund

		    Previously filed. Incorporated by reference post-effective amendment no. 64 to the registration statement of Artisan Funds, Inc., Securities Act file number 33-88316, filed on February 1, 2013 as supplemented pursuant to Rule 497 on July 22, 2013.

(e)(1)		Amendment to the Investment Advisory Agreement between Artisan
		Partners Funds, Inc. and Artisan Partners Limited Partnership relating to Artisan Global Small Cap Fund dated June 21, 2013.

		    Previously filed. Incorporated by reference to exhibit
		    (d)(15) filed with post-effective amendment no. 70 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on June 21, 2013.